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EXHIBIT 5.1

BOSTON CHICAGO FRANKFURT HAMBURG	Latham & Watkins ATTORNEYS AT LAW www.lw.com	NEW YORK NORTHERN VIRGINIA ORANGE COUNTY PARIS
HONG KONG LONDON LOS ANGELES MOSCOW NEW JERSEY		SAN DIEGO SAN FRANCISCO SILICON VALLEY SINGAPORE TOKYO WASHINGTON, D.C.

June 21, 2002

PayPal, Inc.
303 Bryant Street
Mountain View, California 94041

  RE:
  Registration Statement No. 333-90318;
  6,900,000 Shares of Common Stock, par value $.001 per share

Ladies and Gentlemen:

        In connection with the registration by PayPal, Inc., a Delaware corporation (the "Company") of up to 6,900,000 shares of common stock of the Company, par value $.001 per share (the "Shares"), which are being offered by certain stockholders of the Company, under the Securities Act of 1933, as amended (the "Act"), on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on June 12, 2002 (File No. 333-90318), as amended by Amendment No. 1 filed with the Commission on June 21, 2002 (collectively, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

        In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

        We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

        Subject to the foregoing, it is our opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters".

Very truly yours,

/s/ Latham & Watkins

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  EXHIBIT 5.1